Exhibit 10.1

Line of Credit Agreement

This Line of Credit Agreement (this “Agreement”), dated as of November 14, 2023, is entered into by and among Nemaura Medical Inc., a Nevada corporation (“Company”), Dermal Diagnostics Limited, an England and Wales corporation (“Dermal Diagnostics”), Trial Clinic Limited, an England and Wales corporation (“Trial Clinic”, and together with Dermal Diagnostics and Company, “Borrower”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Lender”).

A.Borrower desires to obtain from Lender a line of credit (the “Line of Credit”) for the purpose of providing Borrower general working capital under which loan advances may from time to time be extended to Borrower.

B.Dermal Diagnostics and Trial Clinic are subsidiaries of Company that (i) are involved in Company’s ongoing operations, (ii) hold and/or control various assets, and (iii) are co-borrowers under the Line of Credit and the Note (as defined below).

C.The proceeds from the Line of Credit will provide substantial benefits to each of Company, Dermal Diagnostics and Trial Clinic.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Lender hereby agree as follows:

1. Credit Terms.

1.1. Line of Credit.

(a) Amount; Term. Subject to the terms and conditions of this Agreement, Lender hereby agrees to provide the Line of Credit to Borrower and to make advances to Borrower from time to time, which such amounts shall not exceed at any time the aggregate principal amount of $10,000,000.00 (the “Maximum Loan Amount”), unless Lender agrees, in its sole discretion, to extend additional amounts of credit hereunder. Subject to the terms and conditions of this Agreement, including, but not limited to this Section 1.1(a), Lender will advance Draws (as defined below) up to the Maximum Loan Amount under the Line of Credit beginning on the date of this Agreement and ending on the date that is one (1) year from the execution date of this Agreement or upon the earlier of the termination of this Agreement or the cancellation of the Line of Credit by Lender pursuant to the terms set forth herein (the “Line of Credit Term”).

(b) Repayment; Monitoring Fee. All amounts outstanding under the Line of Credit, and the amount of each Draw advanced under the Line of Credit, shall be subject to a monitoring fee beginning on the date such Draw is funded by Lender to the date such amount is fully repaid by Borrower, at a rate equal to 0.8333% per month. Notwithstanding anything to the contrary in this Agreement, there shall be no pre-payment penalty should Borrower repay amounts drawn under the Line of Credit before the expiration of the Line of Credit Term. Amounts of principal repaid may be re-borrowed from time to time during the Line of Credit Term.

(c) Issuance of a Promissory Note. In consideration for the agreement by Lender to lend funds to Borrower as set forth above, and to document Borrower’s obligation to repay to Lender all amounts owed under this Agreement, together with all monitoring fees accrued thereon, Borrower will, concurrently with the execution of this Agreement, execute and issue to Lender that certain Promissory Note substantially in the form attached hereto as Exhibit A (the “Note”).

1

1.2. Requests. Borrower shall notify Lender of any desired Draw of credit hereunder. Each request shall be made in writing or other reasonably practical method to Lender, shall be accompanied by the documentation required by Section 2.1 below and shall be made in increments of $100,000.00. Provided that Lender approves the Draw request, which Lender may approve or reject in Lender’s sole discretion, Lender shall have three (3) days from the date of Lender’s receipt of the request in which to fund the requested amount. Each Draw funded by Lender shall be funded in the form of a check or electronic transfer of funds to Borrower’s account. Both Borrower and Lender shall keep a record of the date and amount of each Draw. Draw requests shall be in increments of $100,000.00 and the maximum amount drawn in the aggregate in any calendar month may not exceed $1,000,000.00.

1.3. Security. The Note will be secured by that certain Security Agreement of even date herewith between Borrower and Lender attached hereto as Exhibit B (the “Security Agreement”, and together with this Agreement, the Note, and all other documents, agreements, certificates or instruments entered into connection herewith, the “Transaction Documents”), whereby Borrower granted a security interest in all of its assets in favor of Lender to secure performance of its obligations under the Transaction Documents.

1.4. Original Issue Discount. Upon the funding of each Draw, an original issue discount of twenty percent (20%) of the Draw amount will be added to the outstanding balance of the Note.

2. Conditions. The obligation of Lender to extend to Borrower any draw request made under the Line of Credit (each, a “Draw”) is subject to the fulfillment to Lender’s satisfaction of all of the following conditions:

2.1. Documentation. Lender shall have received (or waived its right to receive), in form and substance satisfactory to Lender, each of the following, duly executed: (i) this Agreement and each other instrument or document required hereby, and (ii) such other documents as Lender may require.

2.2. Compliance. The representations and warranties contained herein and in each of the other Transaction Documents shall be true on and as of the date of the signing of this Agreement and on the date of each Draw, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default (as defined in the Note) under the Note, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred or shall exist.

2.3. Lender Approval. Lender shall have approved, in Lender’s sole and absolute discretion, the amount of such Draw.

3. Term. The term of this Agreement shall be for a period of one (1) year, unless terminated earlier upon written notice to Borrower of Lender’s intention to terminate this Agreement.

4. Lender’s Representations and Warranties. Lender represents and warrants to Borrower that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Lender enforceable in accordance with its terms; and (iii) Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

2

5. Borrower Representation and Warranties.

5.1. Company’s Representations and Warranties. Company represents and warrants to Lender that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its shares of common stock, $0.001 per share (the “Common Stock”), under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, the Security Agreement, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s certificate of incorporation or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Lender or the entering into of the Transaction Documents; (viii) none of Company’s filings with the United States Securities and Exchange Commission (the “SEC”) contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) Lender shall have no obligation with respect to any commissions, placement agent or finder’s fees or similar payments (“Broker Fees”) or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Lender, Lender’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (xiv) neither Lender nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xv) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 10.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvi) the proceeds from the Note will provide substantial benefits to Company; (xvii) Company acknowledges that Lender is not registered as a ‘dealer’ under the 1934 Act; and (xviii) Company has performed due diligence and background research on Lender and its affiliates and has received and reviewed the due diligence packet provided by Lender. Company, being aware of the matters and legal issues described in subsections (xvii) and (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

3

5.2. Dermal Diagnostics Representations and Warranties. Dermal Diagnostics represents and warrants to Lender that as of the Closing Date: (i) Dermal Diagnostics is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Dermal Diagnostics is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Dermal Diagnostics and all necessary actions have been taken; (iv) this Agreement, the Note, the Security Agreement and the other Transaction Documents have been duly executed and delivered by Dermal Diagnostics and constitute the valid and binding obligations of Dermal Diagnostics enforceable in accordance with their terms; (v) the execution and delivery of the Transaction Documents by Dermal Diagnostics and the consummation by Dermal Diagnostics of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Dermal Diagnostics of any of the terms or provisions of, or constitute a default under (a) Dermal Diagnostics’ formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Dermal Diagnostics is a party or by which it or any of its properties or assets are bound, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Dermal Diagnostics or any of Dermal Diagnostics’ properties or assets; (vi) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Dermal Diagnostics is required to be obtained by Dermal Diagnostics for the issuance of the Note to Lender or the entering into of the Transaction Documents; (vii) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Dermal Diagnostics, threatened against or affecting Dermal Diagnostics before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of Dermal Diagnostics to perform its obligations under, any of the Transaction Documents; (viii) with respect to any Broker Fees that will or would become due and owing by Dermal Diagnostics to any person or entity as a result of this Agreement or the transactions contemplated hereby, any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (ix) Lender shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Dermal Diagnostics shall indemnify and hold harmless each of Lender, Lender’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (x) neither Lender nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Dermal Diagnostics or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Dermal Diagnostics is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xi) Dermal Diagnostics acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 10.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xii) the proceeds from the Note will provide substantial benefits to Dermal Diagnostics; (xiii) Dermal Diagnostics acknowledges that Lender is not registered as a ‘dealer’ under the 1934 Act; and (xiv) Dermal Diagnostics has performed due diligence and background research on Lender and its affiliates and has received and reviewed the due diligence packet provided by Lender. Dermal Diagnostics, being aware of the matters described in subsection (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, offset or reduce such obligations. Dermal Diagnostics, being aware of the matters and legal issues described in subsections (xiii) and (xiv) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

4

5.3. Trial Clinic Representations and Warranties. Trial Clinic represents and warrants to Lender that as of the Closing Date: (i) Trial Clinic is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Trial Clinic is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Trial Clinic and all necessary actions have been taken; (iv) this Agreement, the Note, the Security Agreement and the other Transaction Documents have been duly executed and delivered by Trial Clinic and constitute the valid and binding obligations of Trial Clinic enforceable in accordance with their terms; (v) the execution and delivery of the Transaction Documents by Trial Clinic and the consummation by Trial Clinic of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Trial Clinic of any of the terms or provisions of, or constitute a default under (a) Trial Clinic’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Trial Clinic is a party or by which it or any of its properties or assets are bound, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Trial Clinic or any of Trial Clinic’s properties or assets; (vi) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Trial Clinic is required to be obtained by Trial Clinic for the issuance of the Note to Lender or the entering into of the Transaction Documents; (vii) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Trial Clinic, threatened against or affecting Trial Clinic before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of Trial Clinic to perform its obligations under, any of the Transaction Documents; (viii) with respect to any Broker Fees that will or would become due and owing by Trial Clinic to any person or entity as a result of this Agreement or the transactions contemplated hereby, any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (ix) Lender shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Trial Clinic shall indemnify and hold harmless each of Lender, Lender’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (x) neither Lender nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Trial Clinic or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Trial Clinic is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xi) Trial Clinic acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 10.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xii) the proceeds from the Note will provide substantial benefits to Trial Clinic; (xiii) Trial Clinic acknowledges that Lender is not registered as a ‘dealer’ under the 1934 Act; and (xiv) Trial Clinic has performed due diligence and background research on Lender and its affiliates and has received and reviewed the due diligence packet provided by Lender. Trial Clinic, being aware of the matters described in subsection (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, offset or reduce such obligations. Trial Clinic, being aware of the matters and legal issues described in subsections (xiii) and (xiv) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

5

6. Company Covenants. Until all of Borrower’s obligations under the Note are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on NYSE or Nasdaq; (iii) trading in Company’s Common Stock will not, for a period of fifteen (15) consecutive days, be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; (iv) Borrower will not enter into any financing transaction with John Kirkland or any entity owned by or affiliated with John Kirkland; (v) Company will cause all companies purchased by Company after the Closing Date until the Note is paid in full to guarantee repayment of the Note using a form of guaranty designated by Lender; (vi) Borrower will not make any Restricted Issuances (as defined below) without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion; (vii) Company will pay and discharge or cause to be paid or discharged when due any and all indebtedness, obligations, assessments and taxes of Borrower, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (A) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (B) for which Borrower has made provision, to Lender’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment; and (viii) Company will maintain or cause to be maintained true, complete and accurate books and records of Borrower in accordance with industry standards consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, and to make copies of the same. For purposes hereof, the term “Restricted Issuance” means the issuance, incurrence or guaranty of, or the provision of any security for, any debt obligations other than trade payables in the ordinary course of business, or the issuance of any securities that (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, (2) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; or (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Common Stock since the date of the initial issuance or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction). For avoidance of doubt, the issuance of shares of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Restricted Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the further avoidance of doubt, ATM facilities, shares issued in a public offering, warrants with no exercise price resets or features that would allow for adjustment to the number of shares exercisable under the warrant will not be considered Restricted Issuances.

6

7. Conditions to Borrower’s Obligation to Sell. The obligation of Borrower hereunder to accept the Line of Credit at the Closing is subject to the satisfaction, on or before the Closing Date, of the following condition: Lender shall have executed this Agreement and delivered the same to Borrower.

8. Conditions to Lender’s Obligation to Purchase. The obligation of Lender hereunder to extend the Line of Credit at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Lender’s sole benefit and may be waived by Lender at any time in its sole discretion:

8.1. Borrower shall have executed this Agreement, the Note and the Security Agreement and delivered the same to Lender.

8.2. Company shall have delivered to Lender a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit C evidencing Borrower’s approval of the Transaction Documents.

8.3. Borrower shall have delivered to Lender fully executed copies of all other Transaction Documents required to be executed by Borrower herein or therein.

9. OFAC; Patriot Act.

9.1. OFAC Certification. Borrower certifies that (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control (“OFAC”) or otherwise, as a terrorist, “Specially Designated Nation”, “Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Borrower is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation.

9.2. Foreign Corrupt Practices. Neither Borrower, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Borrower or any subsidiary has, in the course of his actions for, or on behalf of, Borrower, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

9.3. Patriot Act. Borrower shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (ii) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Borrower shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Lender’s request from time to time, Borrower shall certify in writing to Lender that Borrower’s representations, warranties and obligations under this Section 9.3 remain true and correct and have not been breached. Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all requirements of law and directives of governmental authorities and, at Lender’s request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event. Borrower shall also reimburse Lender any expense incurred by Lender in evaluating the effect of such an event on the loan secured hereby, in obtaining any necessary license from governmental authorities as may be necessary for Lender to enforce its rights under the Transaction Documents, and in complying with all requirements of law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

7

10. Miscellaneous. The provisions set forth in this Section 10 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 10 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

10.1. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit D) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit D attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 10.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Borrower represents, warrants and covenants that Borrower has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Borrower will not take a position contrary to the foregoing representations. Borrower acknowledges and agrees that Lender may rely upon the foregoing representations and covenants of Borrower regarding the Arbitration Provisions.

10.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Borrower covenants and agrees to name Lender as a party in interest in, and provide written notice to Lender in accordance with Section 10.11 below prior to bringing or filing any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, and further agrees to timely name Lender as a party to any such action. Borrower acknowledges that the governing law and venue provisions set forth in this Section 10.2 are material terms to induce Lender to enter into the Transaction Documents and that but for Borrower’s agreements set forth in this Section 10.2 Lender would not have entered into the Transaction Documents.

10.3. Specific Performance. Borrower acknowledges and agrees that Lender may suffer irreparable harm in the event that Borrower fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Lender shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Lender may be entitled under the Transaction Documents, at law or in equity. Borrower specifically agrees that following an Event of Default (as defined in the Note) under the Note, Lender shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Borrower from issuing any of its common or preferred stock to any party unless the Note is being paid in full simultaneously with such issuance. Borrower specifically acknowledges that Lender’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Lender. For the avoidance of doubt, in the event Lender seeks to obtain an injunction from a court or an arbitrator against Borrower or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Lender under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Lender’s pursuit of an injunction prevent Lender, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

8

10.4. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

10.5. Document Imaging. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

10.6. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

10.7. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

10.8. Entire Agreement. This Agreement, together with the other Transaction Documents and any side letters or other agreements executed at or prior to the Closing, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Borrower nor Lender makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Borrower and Lender, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Borrower and Lender, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

10.9. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

10.10.     Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

9

10.11.     Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Borrower:

Nemaura Medical Inc.

Attn: Dewan Chowdhury

57 West 57th Street

Manhattan, New York 10019

With a copy to (which copy shall not constitute notice):

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

If to Lender:

Streeterville Capital, LLC

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

10.12.     Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to its affiliates, in whole or in part, without the need to obtain Borrower’s consent thereto. Except as set forth above, neither Lender nor Borrower may assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the other party.

10.13.     Survival. The representations and warranties of the parties and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of each party. Each party agrees to indemnify and hold harmless the other and all its respective officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the other party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

10

10.14.     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.15.     Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that any party may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as such party may deem expedient.

10.16.     Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower’s creditors’ rights and involving a claim under the Note; then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

10.17.     Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

10.18.     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

11

10.19.     Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

10.20.     Voluntary Agreement. Borrower has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Lender or anyone else.

10.21.     Joint and Several Obligations. To the extent applicable, any references in this Agreement and each of the other Transaction Documents to Borrower refer to each person or entity constituting Borrower jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties, and other provisions in this Agreement are made by and are binding upon each such undersigned person or entity, jointly and severally.

[Remainder of page intentionally left blank; signature page follows]

12

IN WITNESS WHEREOF, the undersigned Lender and Borrower have caused this Agreement to be duly executed as of the date first above written.

LENDER:

Streeterville Capital, LLC

By:  /s/ John Fife

John M. Fife, President

BORROWER:

Nemaura Medical Inc.

By: /s/ D.F. Chowdhury

Name: Dewan F.H. Chowdhury

Title:        CEO

Dermal Diagnostics Limited

By: /s/ D.F. Chowdhury

Name: Dewan F.H. Chowdhury

Title:        CEO

Trial Clinic Limited

By: /s/ D.F. Chowdhury

Name: Dewan F.H. Chowdhury

Title:        CEO

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Security Agreement

Exhibit C	Officer’s Certificate
Exhibit D	Arbitration Provisions

EXHIBIT D

ARBITRATION PROVISIONS

1.Dispute Resolution. For purposes of this Exhibit D, the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The parties to this Agreement (the “parties”) hereby agree that the Claims may be arbitrated in one or more Arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The parties hereby agree that the arbitration provisions set forth in this Exhibit D (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or any other Transaction Document) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable pursuant to Section 29 of the 1934 Act or for any other reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2.Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3.The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4.Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 10.11 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under Section 10.11 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 10.11 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

Arbitration Provisions, Page 1

4.2Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Lender shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Lender has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Lender, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Lender may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

(b) If Lender fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Lender so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Lender. Lender may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Lender, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Lender fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Lender.

(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

4.6Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i)To facts directly connected with the transactions contemplated by the Agreement.

(ii)To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

5.Arbitration Appeal.

5.1Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final. The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d) The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4Timing.

(a)Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

[Remainder of page intentionally left blank]